UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

001-51532

(Commission File Number)

Delaware	73-1721486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

47669 Fremont Boulevard, Fremont, CA, 94358

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 979-0400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 20, 2014, Ikanos Communications, Inc. (the “Company”) issued a press release announcing that it had filed with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to a previously announced rights offering.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The registration statement filed by the Company with respect to the rights offering has not yet become effective. The securities covered by the registration statement may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. Any offering of the securities covered by the registration statement will only be by means of a prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Ikanos Communications, Inc. dated October 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2014

IKANOS COMMUNICATIONS, INC.

By	/s/ Dennis Bencala
Name:	Dennis Bencala
Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Ikanos Communications, Inc. dated October 20, 2014.